EXHIBIT 10.11

December 30, 1999

Moto Photo, Inc.

4444 Lake Center Drive

Dayton, OH 45426

Attn: David A. Mason, Executive Vice President & Treasurer

Fuji Photo Film U.S.A., Inc.

555 Taxter Road

Elmsford, NY 10523

Attn: Jonathan F. File, Vice President and General Counsel

mendment to Loan and Security Agreement dated as of September 2, 1999, said agreements together hereinafter called the "Loan Agreement."

Reference also is made to the Lien Subordination Agreement dated February 21, 1997 among Provident, Moto Photo and Fuji Photo Film U.S.A., Inc. ("Fuji"), said agreement hereinafter being referred to as the Lien Subordination Agreement.

Reference also is made to the Term Note dated December 30, 1999 in the principal amount of $2,700,000 from Moto Photo to Fuji, said note hereinafter being referred to as the Term Note.

Pursuant to the Loan Agreement, Provident is providing certain financing accommodations to Moto Photo and Moto Photo has granted to Provident a first priority security interest in all of Moto Photo's Accounts, Notes Receivable, Equipment, General Intangibles and Inventory to secure such financing.

Pursuant to the Lien Subordination Agreement, Provident's security interest in Accounts and Inventory originating from Fuji is subordinated to any security interest of Fuji in the Fuji Accounts and Inventory.

By executing copies of this Letter, Provident, Moto Photo and Fuji acknowledge and reaffirm their respective positions as provided in the Lien Subordination Agreement.

Moto Photo and Fuji further acknowledge and agree that upon the occurrence of an Event of Default as defined in Section 9.1 of the Loan Agreement, Moto Photo thereupon, and for the duration of such Event of Default or until otherwise agreed by Provident, shall cease making payments to Fuji upon the Term Note.

Please indicate your concurrence with the foregoing by dating, signing and returning a copy of this letter to the undersigned.

Sincerely,

The Provident Bank

By:

Agreed and Acknowledged:

Moto Photo, Inc.

By: Date:

Fuji Photo Film U.S.A., Inc.

By: Date: